UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2025

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2025, the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”) approved an amendment (“ Bylaws Amendment”) to the Company’s bylaws, as amended, to reduce the quorum requirement for all meetings of stockholders from a majority in interest of all of the Company’s stock that is issued and outstanding and entitled to vote to one-third (1/3) in interest of all of the Company’s stock that is issued and outstanding and entitled to vote at such meeting, as permitted under the Delaware General Corporation Law.

The foregoing description of Bylaws Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of Bylaws Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.08 Shareholder Director Nominations.

On April 20, 2025, the Board approved that the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) will be held virtually on Wednesday, June 25, 2025 at 10:00 a.m. Eastern time. The record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the 2025 Annual Meeting shall be the close of business on May 7, 2025. Because the date of the 2025 Annual Meeting differs by more than thirty (30) days from the anniversary date of the Company’s 2024 Annual Meeting of Stockholders, which was held on September 16, 2024, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby providing notice of the updated deadlines for stockholder proposals for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, notices of stockholder proposal outside the processes of Rule 14a-8 under the Exchange Act, and notices of director nomination pursuant to Rule 14a-19 under the Exchange Act, which shall supersede the original deadlines therefor as provided in the Company’s proxy statement for the Company’s 2024 Annual Meeting of Stockholders filed with the SEC on August 16, 2024.

Proposals of stockholders intended for inclusion in the Company’s proxy statement for the 2025 Annual Meeting in accordance with Rule 14a-8 must be received by the Company at its principal executive offices no later than May 7, 2025, which the Board has determined to be a reasonable time before the Company expects to begin in print and send its proxy materials in accordance with Rule 14a-8(e). Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2025 Annual Meeting.

Pursuant to Rule 14a-4 under the Exchange Act, stockholders who wish to make a proposal at the 2025 Annual Meeting (other than a proposal intended for inclusion in the Company’s proxy statement for the 2025 Annual Meeting in accordance with Rule 14a-8) must notify the Company not later than May 7, 2025, which the Board has determined to be a reasonable time before the Company expects to begin in print and send its proxy materials in accordance in accordance with Rule 14a-4(c). If a stockholder who wishes to present such a proposal fails to notify the Company by May 7, 2025, and such proposal is brought before the 2025 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such stockholder proposal on those persons selected by management to vote the proxies. Even if a stockholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.

To comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees pursuant to Rule 14a-19 must provide notice that sets forth the information required by Rule 14a-19 no later than May 1, 2025, which is the 10th calendar date following the date hereof pursuant to Rule 14a-19(b).

Any stockholder proposal for inclusion in the Company’s proxy materials pursuant to Rule 14a-8, notice of stockholder proposal outside the processes of Rule 14a-8 or notice of director nomination pursuant to Rule 14a-19 should be sent to the Company at its principal executive offices at the following address: Brainstorm Cell Therapeutics Inc., 1325 Avenue of Americas, 28th Floor, New York, NY 10019. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit abovementioned proposals or notices they might have by certified mail, return receipt requested to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment No. 2 to the Bylaws of Brainstorm Cell Therapeutics Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: April 21, 2025	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer